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[Ernst & Young LLP letterhead]









                         Consent of Independent Auditors




We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated March 13, 2002 with respect to the financial statements of EquiTrust Life Variable Account II and February 5, 2002 with respect to the financial statements and schedules of EquiTrust Life Insurance Company, in Post-Effective Amendment No. 7 to the Registration Statement (Form S-6 No. 333-62221) and related Prospectus of EquiTrust Life Variable Account II (Flexible Premium Variable Life Insurance Policy) dated May 1, 2002.

                                        /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2002